As filed with the Securities and Exchange Commission on November 25, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mid-Con Energy Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	45-2842469
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2501 North Harwood Street, Suite 2410

Dallas, Texas 75201

(972) 479-5980

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Mid-Con Energy Partners, LP Long-Term Incentive Program

(Full title of the Plan)

Nathan P. Pekar

Mid-Con Energy GP, LLC

2501 North Harwood Street, Suite 2410

Dallas, Texas 75201

(972) 479-5980

(Name, address and telephone number of agent for service)

Copies to:

William J. Cooper

Jon W. Daly

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company.)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Units representing limited partner interests	1,750,000	$2.15	$3,762,500	$378.88

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional common units as may become issuable pursuant to the adjustment provisions of the Mid-Con Energy Partners, LP Long-Term Incentive Program, as amended (and as may be further amended form time to time, the “Program”).
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act. The price for the 1,750,000 common units being registered hereby is based on a price of $2.15, which is the average of the high and low trading prices per common unit of Mid-Con Energy Partners, LP (the “Registrant”) as reported by the NASDAQ Global Market on November 20, 2015.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8 under the Securities Act, the Registrant is filing this registration statement to register 1,750,000 additional common units representing limited partner interests pursuant to the Program, not previously registered, including awards that may be issued after the date of this registration statement. The board of directors of Mid-Con Energy GP, LLC, the general partner of the Registrant (the “General Partner”), recommended for approval and, on November 20, 2015, the unitholders of the Registrant approved an amendment to the Program that increased the number of common units available for issuance under the Program from 1,764,000 to up to 3,514,000 common units, pursuant to the Program.

The contents of the registration statement on Form S-8 of the Registrant (No. 333-179161) relating to the Program are incorporated by reference into this registration statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this registration statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant incorporates by reference into this Registration Statement the following documents:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed by the Registrant with the Securities and Exchange Commission (the “Commission”) (File No. 001-35374) on March 3, 2015;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 as filed by the Partnership with the Commission (File No. 001-35374) on May 5, 2015, August 3, 2015 and November 2, 2015, respectively;

(c)	The Registrant’s current reports on Form 8-K (File No. 001-35374) dated January 23, 2015, February 17, 2015, April 20, 2015, May 6, 2015, June 24, 2015, July 23, 2015, August 4, 2015, September 21, 2015, October 23, 2015, November 2, 2015 and November 20, 2015; and

(d)	The description of the Registrant’s common units representing limited partner interests contained in the Registrant’s registration statement on Form 8-A (File No. 001-35374), as amended, filed with the Commission on December 9, 2011, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description

4.1	Certificate of Limited Partnership of Mid-Con Energy Partners, LP (incorporated by reference to Exhibit 3.1 to Registrant’s registration statement on Form S-1 (File No. 333-176265), filed with the Commission on August 12, 2011).

4.2	Certificate of Formation of Mid-Con Energy GP, LLC (incorporated by reference to Exhibit 3.4 to Registrant’s registration statement on Form S-1 (File No. 333-176265), filed with the Commission on August 12, 2011).

4.3	First Amended and Restated Agreement of Limited Partnership of Mid-Con Energy Partners, LP (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K, filed with the Commission on December 23, 2011).

4.4	Amended and Restated Limited Liability Company Agreement of Mid-Con Energy GP, LLC (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K, filed with the Commission on December 23, 2011).

Exhibit No.	Description

4.5	Mid-Con Energy Partners, LP Long-Term Incentive Program (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on January 25, 2012 (File No. 333-179161)).

4.6	Amendment No. 1 to Mid-Con Energy Partners, LP Long-Term Incentive Program (incorporated by reference to Exhibit 10.1 the Registrant’s current report on Form 8-K filed with the Commission on November 20, 2015).

4.7	Form of Restricted Unit Award Agreement under the Mid-Con Energy Partners, LP Long-Term Incentive Program (incorporated by reference to Exhibit 10.5 to the Registrant’s current report on Form 8-K, filed with the Commission on December 32, 2011).

4.8	Form of Phantom Unit Award Agreement (for employees of our affiliate, Mid-Con Energy III, LLC) (incorporated by reference to Exhibit 10.14 to the Registrant’s current report on Form 10-K/A filed with the SEC on June 24, 2014).

5.1*	Opinion of Andrews Kurth LLP with respect to the legality of the securities.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Cawley, Gillespie & Associates, Inc.

23.4*	Consent of Andrews Kurth LLP (contained in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and the State of Texas, on the 25th day of November, 2015.

MID-CON ENERGY PARTNERS, LP

By:	Mid-Con Energy GP, LLC, its general partner

By:	/s/ Jeffrey R. Olmstead
Jeffrey R. Olmstead President and Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints S. Craig George, Charles R. Olmstead, Jeffrey R. Olmstead and Nathan P. Pekar, and each of them, severally, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement on Form S-8 and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Charles R. Olmstead Charles R. Olmstead	Executive Chairman of the Board of Directors	November 25, 2015

/s/ Jeffrey R. Olmstead Jeffrey R. Olmstead	President, Chief Executive Officer and Director (Principal Executive Officer)	November 25, 2015

/s/ Michael D. Peterson Michael D. Peterson	Chief Financial Officer (Principal Financial Officer)	November 25, 2015

/s/ Sherry L. Morgan Sherry L. Morgan	Chief Accounting Officer (Principal Accounting Officer)	November 25, 2015

/s/ Peter Adamson III Peter Adamson III	Director	November 25, 2015

/s/ C. Fred Ball Jr. C. Fred Ball Jr.	Director	November 25, 2015

/s/ Robert W. Berry Robert W. Berry	Director	November 25, 2015

/s/ S. Craig George S. Craig George	Director	November 25, 2015

/s/ Peter A. Leidel Peter A. Leidel	Director	November 25, 2015

/s/ Cameron O. Smith Cameron O. Smith	Director	November 25, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Limited Partnership of Mid-Con Energy Partners, LP (incorporated by reference to Exhibit 3.1 to Registrant’s registration statement on Form S-1 (File No. 333-176265), filed with the Commission on August 12, 2011).

4.2	Certificate of Formation of Mid-Con Energy GP, LLC (incorporated by reference to Exhibit 3.4 to Registrant’s registration statement on Form S-1 (File No. 333-176265), filed with the Commission on August 12, 2011).

4.3	First Amended and Restated Agreement of Limited Partnership of Mid-Con Energy Partners, LP (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K, filed with the Commission on December 23, 2011).

4.4	Amended and Restated Limited Liability Company Agreement of Mid-Con Energy GP, LLC (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K, filed with the Commission on December 23, 2011).

4.5	Mid-Con Energy Partners, LP Long-Term Incentive Program (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on January 25, 2012 (File No. 333-179161)).

4.6	Amendment No. 1 to Mid-Con Energy Partners, LP Long-Term Incentive Program (incorporated by reference to Exhibit 10.1 the Registrant’s current report on Form 8-K filed with the Commission on November 20, 2015).

4.7	Form of Restricted Unit Award Agreement under the Mid-Con Energy Partners, LP Long-Term Incentive Program (incorporated by reference to Exhibit 10.5 to the Registrant’s current report on Form 8-K, filed with the Commission on December 32, 2011).

4.8	Form of Phantom Unit Award Agreement (for employees of our affiliate, Mid-Con Energy III, LLC) (incorporated by reference to Exhibit 10.14 to the Registrant’s current report on Form 10-K/A filed with the SEC on June 24, 2014).

5.1*	Opinion of Andrews Kurth LLP with respect to the legality of the securities.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Cawley, Gillespie & Associates, Inc.

23.4*	Consent of Andrews Kurth LLP (contained in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith